CERTIFICATE OF INCORPORATION

                                       OF

                         PARTNERS ACQUISITION SUB, INC.

      1. The name of the Corporation is Partners Acquisition Sub, Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The aggregate number of shares which the Corporation will have authority to issue is 1 share of Common Stock, with $0.01 par value per share.

      5. The name and mailing address of the incorporator is as follows:

                  NAME                                ADDRESS

            George G. Young III                 Butler & Binion, L.L.P.
                                                1600 First Interstate
                                                Bank Plaza
                                                Houston, Texas 77002

      6. The Corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

      8. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

      9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

      10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
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      11. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for an unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

      The undersigned, being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his/her act and deed and the facts herein stated are true, and accordingly has hereunto set his/her hand this 19th day of July, 1994.

                              --------------------------------------
                               George G. Young III

                              CERTIFICATE OF MERGER
                                       OF
                             ODYSSEY PARTNERS, LTD.
                          (a Texas limited partnership)

                                  with and into

                         PARTNERS ACQUISITION SUB, INC.
                            (a Delaware corporation)

      Partners Acquisition Sub, Inc., a Delaware corporation, for the purpose of merging Odyssey Partners, Ltd., a Texas limited partnership, with and into itself hereby certifies as follows:

      1. The name and state of domicile of each of the constituent entities are:

      NAME                                      JURISDICTION
      ----                                      ------------
Odyssey Partners, Ltd.                          Texas
Partners Acquisition Sub, Inc.                  Delaware

      2. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Subsection 263(c) of the Delaware General Corporation Law.

      3. The name of the surviving corporation is Partners Acquisition Sub, Inc.

      4. Article One of the Certificate of Incorporation of Partners Acquisition Sub, Inc. shall be amended in its entirety so that, as amended, it shall be and read as follows:

            "1.   The name of the Corporation is Odyssey Petroleum Company."

      5. The executed agreement of merger is on file at the principal place of business of Partners Acquisition Sub, Inc., 1221 Lamar, Suite 1600, Houston, Texas 77010.

      6. A copy of the agreement of merger will be furnished by

Partners Acquisition Sub, Inc., on request and without cost, to any stockholder of any constituent corporation or any partner of any constituent limited partnership.

      IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of this __ day of August, 1994, and is being filed by Partners Acquisition Sub, Inc., the surviving corporation.

                              PARTNERS ACQUISITION SUB, INC.

                              By:__________________________________
                                 J. Darby Sere, President

                              By:__________________________________
                                 Roland E. Sledge, Secretary